EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilton Grand Vacations Inc. Employee Stock Purchase Plan of our report dated March 2, 2017, with respect to the consolidated financial statements of Hilton Grand Vacations Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Orlando, FL

May 17, 2017